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                                     ECOLAB
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                         THIRD DECLARATION OF AMENDMENT


Pursuant to Section 1.3 of the Ecolab Supplemental Executive Retirement Plan (the "SERP") and Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans which is incorporated into the SERP by reference ("Administrative Document"), the Company amends the SERP as set forth below.

         1. Paragraph 1 of Exhibit A to the SERP is hereby deleted in its entirety and replaced with the following Paragraph:

                  "7.5% except as provided in item 4 below and provided that, for purposes of determining the actuarial equivalent value of a lump sum distribution, the interest rate will be 120% of the PBGC immediate interest rate for lump sums in effect on the first day of the Plan Year (i.e., January 1) (1) in which the retirement or other termination of employment is effective if the SERP Benefit is to commence immediately following such retirement or termination of employment or (2) in effect on the first day of the Plan Year (i.e., January 1) in which the distribution becomes payable if the payment is to be deferred.

                  These interest rate assumptions shall be effective as of January 1, 1998. Notwithstanding the foregoing, for the twelve-month period from January 1, 1998 through December 31, 1998, an Executive's SERP Benefit (or SERP Pre-Retirement Benefit) shall be calculated using both the applicable interest rate described above and the interest rate determined pursuant to the SERP terms as in effect on December 31, 1997 and the Executive shall receive the larger of the two amounts as his Benefit hereunder.

         2. Section 2.4 of the SERP is hereby amended in its entirety to read as follows:

                  "SECTION 2.4. "EXECUTIVE" shall mean an Employee who is an elected corporate officer of an Employer and who is selected by the Administrator to participate in the Plan or such other Employee who is selected by the Chief Executive Officer of the Company to participate in the Plan. Notwithstanding the foregoing, any person who was an Executive on March 1, 1998 shall, subject to the other provisions of the Plan, remain as an Executive hereunder."


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         3. This amendment to the SERP shall be effective as of March 1, 1998.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal affixed, this 3rd day of March, 1998.

                                   ECOLAB INC.



                                   By: /s/ Michael E. Shannon
                                       ----------------------------------------
                                       Michael E. Shannon
                                       Chairman of the Board, Chief Financial
                                       and Administrative Officer



Attest:  /s/ Kenneth A. Iverson
       --------------------------------
         Kenneth A. Iverson
         Vice President and Secretary